Exhibit 99.2

Citigroup Inc.

Programme for the issuance of

Medium Term Notes, Series M

A$250,000,000 4.75% Notes due 5 February 2018

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1	Issuer:	Citigroup Inc.

2	Status of the Notes:	Senior

3	Currency:	Australian dollars

4	Aggregate Principal Amount:	A$250,000,000

5	Issue Date:	5 February 2013

6	Issue Price:	98.989%

7	Specified Denominations:	A$100,000 (However, the minimum subscription price for offers made in, to or from Australia was at least A$500,000)

8	Record Date:	The eighth calendar day before the relevant date for payment

9	Interest:	Interest bearing

	(i) Interest Rate:	4.75% per annum

	(ii) Interest Payment Dates:	Each 5 February and 5 August beginning on 5 August 2013 and ending on the Maturity Date

	(iii) Day Count Fraction:	RBA Bond Basis

	(iv) Amount of interest payable:	A$2,375.00 per A$100,000 Note on each Interest Payment Date

10	Applicable Business Day Convention:	Following Business Day Convention; Business Days are Sydney and New York.

11	Maturity Date:	5 February 2018

12	Maturity Redemption Amount:	Outstanding Principal Amount

13	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons.

14	Early Redemption Date:	The redemption date specified in a notice delivered in accordance with the Conditions

15	Early Redemption Amount:	Outstanding Principal Amount

16	Early Redemption Amount (Default):	Outstanding Principal Amount

17	Events of Default:

	(a) Early Termination Amount:	Outstanding Principal Amount

	(b) Any additional (or modifications to) Events of Default:	Not applicable

18	ISIN:	AU3CB0204808

19	Common Code:	088182057

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